Exhibit 32.1

CERTIFICATIONS

Brad Weinert, Acting Chief Executive Officer and Chief Operating Officer of Novatel Wireless Inc. (the “Company”), and Dan L. Halvorson, Chief Financial Officer and Treasurer of the Company, each hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of his knowledge:

1. The Annual Report on Form 10-K of the Company for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and the results of operations of the Company for the period covered by the Annual Report.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 16th day of March, 2007.

/s/ BRAD WEINERT
Brad Weinert Acting Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

/s/ DAN L. HALVORSON
Dan L. Halvorson Chief Financial Officer and Treasurer (Principal Financial Officer)